EXHIBIT 23.2

                 CONSENT OF ARTHUR ANDERSEN INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Savings and Investment Plan of Huntingdon Life Sciences Group plc of our report dated 30 April 1999, with respect to the consolidated financial statements of Huntingdon Life Sciences Group plc included in its Registration Statement on Form 10-K filed with the Securities and Exchange Commission.



ARTHUR ANDERSEN
23 August 2000